EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-29209 and 333-144204 on Form S-8 pertaining to the First Pulaski National Corporation 1997 Stock Option Plan and 2007 Equity Incentive Plan and Registration Statement No. 333-161428 on Form S-3 pertaining to the First Pulaski National Corporation Dividend Reinvestment Plan of our report dated March 16, 2011, on the consolidated financial statements and the effectiveness of internal control over financial reporting of First Pulaski National Corporation , which report is included in the Annual Report on Form 10-K for First Pulaski National Corporation for the year ended December 31, 2010.

                                                                                                                                            /s/ Crowe Horwath LLP
                                                                                                                                            Crowe Horwath LLP
Brentwood, Tennessee
March 16, 2011